Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman & Renshaw Announces Stock Repurchase Program

Board of Directors Approves Repurchase of Up To $5 Million of Common Shares

New York, NY May 25, 2010 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced that its Board of Directors has approved a stock repurchase plan in which the Company may buy back up to $5 million of its shares.

Edward Rubin, Chief Executive Officer, stated, “The decision to repurchase Rodman shares underscores our Board’s confidence in the Company’s long-term growth strategy and current market position. We presently have sufficient liquidity to finance our current operations, no funded debt and minimal credit risk.” Mr. Rubin further commented, “We believe that our shares are significantly undervalued at current levels, making a stock buy-back an attractive investment opportunity that will benefit Rodman and our stockholders.”

The Board has authorized the repurchase of stock in the open market or in privately negotiated transactions in accordance with applicable laws and regulations. Some or all of the repurchases may be made pursuant to a Company 10(b)5-1 Plan, and the repurchase program's terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

The repurchase program will be funded using the Company's working capital. Repurchased shares will be retired and restored to the status of authorized and unissued shares, thereby increasing the percentage ownership of all existing stockholders.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 16, 2010, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.